UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2009

NEVADA GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1369203	20-3724068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification Number)

1265 Mesa Drive
Fernley, NV  89408
(Address of principal executive offices, including zip code)

(775) 835-6177
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2009, Nevada Gold Holdings, Inc. (“we,” “us” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with David C. Mathewson, the Company’s Chief Executive Officer, President and Chief Geologist and sole officer and director, pursuant to which Mr. Mathewson will serve in that capacity.  The Employment Agreement is effective from January 1, 2009 (the “Effective Date”).

The term of the Employment Agreement commenced on the Effective Date and will end on the first anniversary of the Effective Date, unless sooner terminated as provided in Employment Agreement (the “Term”); thereafter, the Term will automatically renew for successive periods of one year, unless either party gives to the other at least thirty (30) days’ prior written notice of their intention not to renew the Employment Agreement prior to the end of the Term or the then applicable renewal Term, as the case may be.

Pursuant to the Employment Agreement, Mr. Mathewson’s annual base salary will be $120,000; provided, however, that for the first year of the term, the base salary will be $105,000 per annum, with $5,000 payable for the months of January, February and March of 2009, and $10,000 payable for the remaining months of 2009.  The Employment Agreement contains no provisions relating to a bonus.

The Board of Directors will determine whether and to what extent Mr. Mathewson may participate in any stock or option plan of the Company. During the Term, Mr. Mathewson will be entitled to participate in the Company’s insurance programs and any ERISA benefit plans that may be adopted.

Mr. Mathewson will be entitled to receive reimbursement of all expenses reasonably incurred by him in performing his services, including all travel and living expenses while away from home on business or incurred at the specific request or direction of the Company; provided that all expenses must be incurred and accounted for in accordance with the rules, policies, procedures and guidelines, if any, established or to be established by the Company and be appropriately documented. Road vehicle mileage will be reimbursed at a rate of $0.50 per mile, and field vehicle mileage will be reimbursed at a rate of $0.75 per mile. Subject to the foregoing, the Company will advance to Mr. Mathewson, on a fully accountable basis, an allowance for reimbursable expenses of $5,000 per month (or, if reimbursable expenses for the prior month did not equal or exceed $5,000, then an amount equal to $5,000 less the unused portion of the prior month’s advance), provided that prior to each such advance the reimbursable expenses for the prior month have been fully documented, accounted and submitted to the Company.

Mr. Mathewson has agreed to devote his time and attention exclusively to the rendering of his services to the Company under the Employment Agreement, subject to four weeks of paid vacation per year and except that he will be permitted to engage in non-competitive geological consulting activities with other exploration and/or mining companies, not to exceed in the aggregate twenty days in any calendar year, and provided that the activities are approved in advance by the Company’s Board of Directors in writing.

The Company will grant Mr. Mathewson a 1% net smelter return royalty (“NSR”) for all prospects generated by him that are acquired by staking for the Company. The Company will grant Mr. Mathewson a 1/2% percent NSR for all prospects generated by him that are subsequently leased by the Company, exclusive of the “Tempo” property, provided that (i) such lease carries a total maximum NSR of 4% percent (inclusive of the 1/2% percent NSR to Mr. Mathewson), and (ii) such lease does not adjoin a claim from which Mr. Mathewson is otherwise entitled to receive participation in an NSR. The Company will have the right to purchase all of such 1/2% percent NSRs respecting leased prospects in the aggregate at any time for $500,000.

In the event Mr. Mathewson terminates his employment and the Company is not at default of any material provision of the Employment Agreement, Mr. Mathewson has agreed that he will not, directly or indirectly, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend any credit to, or render services or advice to any business, firm, corporation, partnership, association, joint venture or other entity that engages in or conducts the business of gold exploration or any other business the same as or substantially similar to the business then engaged in or conducted by, or then proposed to be engaged in or conducted by, the Company or included in the future strategic plan of the Company, anywhere within the United States of America; provided, however, that Mr. Mathewson may own less than 5% of the outstanding shares of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. This restriction on Mr. Mathewson’s activities will terminate 36 months from the date of such termination.

During the Term and for a period of 36 months following termination of the Mr. Mathewson’s employment with the Company, Mr. Mathewson agrees that he will not solicit or hire, or attempt to recruit, solicit or hire, any employee or independent contractor of the Company; or attempt in any manner to solicit or accept from any customer of the Company with whom the Company had significant contact during the Term, business of the kind, or competitive with the business, done by the Company with such customer or to persuade or attempt to persuade any such customer to cease to do business or to reduce the amount of business which such customer has customarily done or is reasonably expected to do with the Company or if any such customer elects to move its business to a person other than the Company, provide any services (of the kind, or competitive with the business, of the Company) for such customer, or have any discussions regarding any such service with such customer, on behalf of such other person.

In the event that the Board of Directors shall determine that Company is unable to timely pay any Company payment obligation relating to mineral rights, including without limitation a lease payment, claim fee payment or work commitment, Mr. Mathewson may, but shall not be obligated to, personally make such payment on behalf of the Company in order to avoid a default under the relevant Company agreement or otherwise prevent loss of the relevant Company asset.  Such payment may be made no sooner than five business days prior to the due date thereof (after giving effect to any stated grace or cure period) (the “Final Due Date”).  In the event Mr. Mathewson makes any such payment, the Company will have 45 calendar days from the Final Due Date to reimburse him in full for the payment, together with interest thereon from the Final Due Date until reimbursement, at a rate equal to the “prime rate” in effect on the day on which Mr. Mathewson made the payment.  If the Company fails to do so within such time period (through no act or omission of Mr. Mathewson), such failure will constitute an automatic assignment by the Company to Mr. Mathewson of all right, title and interest of the Company in the relevant agreement or asset.

The foregoing is a summary of the material terms of the Employment Agreement and is subject to, and qualified in its entirety by, reference to the Employment Agreement, which is filed herewith as an exhibit and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1*†	Employment Agreement effective as of January 1, 2009, between the Company and David C. Mathewson

*  Filed herewith

†  Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nevada Gold Holdings, Inc.

Dated: March 24, 2009	By:	/s/ David Mathewson
Name: David Mathewson
Title: Chief Executive Officer and President